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                                                                    EXHIBIT 99.6

                              IMRE CORPORATION

                              AMENDED AND RESTATED
                       1988 NONQUALIFIED STOCK OPTION PLAN


         1. PURPOSE. The purpose of this 1988 Nonqualified Stock Option Plan (the "Plan") is to enable IMRE Corporation, a Delaware corporation (the "Company"), to attract and retain outstanding directors, officers and other key employees and consultants of the Company and such other persons selected in accordance with Section 5 below, and to motivate such persons by giving them an opportunity to participate in the ownership of the Company.

         2. SHARES SUBJECT TO THE PLAN. Except as provided in Section 13, the total number of shares covered by all options granted under the Plan shall not exceed two million seven hundred fifty thousand (2,750,000) shares of the Company's authorized but unissued or reacquired Common Stock with par value of $.02 per share. In the event any option under the Plan expires or is cancelled or terminated and is unexercised in whole or in part, the shares allocable to the unexercised portion may again be subject to an option under the Plan.

         3. DURATION OF THE PLAN. The Plan shall be effective as of the date of its adoption by the Company's Board of Directors and nonqualified stock options may be granted thereafter, but any such option so granted shall be null and void unless and until the Plan shall have been approved by the vote of the holders of a majority of the then outstanding shares of Common Stock at the annual meeting of shareholders next following adoption of the Plan. The Plan shall continue in effect until options have been exercised with respect to all of the shares reserved under the Plan (subject to any adjustments under Section 13 hereof), provided, however, that unless sooner terminated by action of the Board of Directors, this Plan shall terminate on, and no option may be granted hereunder after ten (10) years from the date of adoption of the Plan. The Board of Directors shall have the right to suspend or terminate the Plan at any time except with respect to any options then outstanding under the Plan.

         4. ADMINISTRATION. This Plan may be administered by the Board of Directors or, if so designated, by a Stock Option Committee of the Company or by such other committee composed of members of the Board of Directors as may be designated by the Board of Directors (the Board of Directors or such committee is hereinafter termed the "Committee"). All of the members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members, shall be the acts of the Committee. The Committee shall


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determine and designate from time to time the persons to whom options shall be granted, the number of shares to be covered by each option, the option price and the period of each such option. Subject to the provisions contained in the Plan, the Committee may from time to time adopt rules and regulations relating to the administration of the Plan, and the interpretation and construction by the Committee of the provisions of the Plan shall be final and conclusive.

         5. ELIGIBILITY. Options may be granted under the Plan to such directors, officers and other key employees and consultants of the Company or its subsidiaries who, in the judgment of the Committee, will perform services of special importance to the Company in the management, operation and development of its business or the business of one or more of its subsidiaries.

         6. EXERCISE PRICE. The exercise price per share under each option granted under the Plan shall be determined by the Committee.

         7. DURATION OF OPTIONS. Each option granted under the Plan shall continue in effect for the period fixed by the Committee, except that no option will be exercisable after the expiration of ten years from the date it is granted.

         8. EXERCISE OF OPTIONS. Except as provided in Sections 9 and 11, options may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee in granting the option, but in all such cases if the optionee does not exercise in any year the full number of shares to which the optionee is entitled, the optionee's rights shall be cumulative and the optionee may acquire those shares in any subsequent year during the term of the option.

         9.   LIMITATIONS ON RIGHTS TO EXERCISE.

              (a) Except as provided in Section 11, no option may be exercised unless at the time of such exercise the optionee is in the employ of or has a contractual relationship with the Company or a subsidiary or is a member of the Company's Board of Directors and shall have been so employed or contractually related or a member continuously since the date such option was granted. Absence on leave or on account of illnesses or disability under rules established by the Committee shall not, however, be deemed an interruption of employment, contractual relationship or membership on the Board for purposes of the Plan.

              (b) An option issued pursuant to the Plan shall be exercisable at any time pursuant to the terms established by the Committee, subject to the optionee's making satisfactory arrangements for income tax withholding and subject to the other restrictions of the Plan.


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         10.  TRANSFERABILITY. Options granted under the Plan and the rights and privileges conferred by the Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and, except as so provided, shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option or any right or privilege conferred by the Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by the Plan, such option shall thereupon terminate and become null and void.

         11. TERMINATION OF EMPLOYMENT, CONTRACTUAL RELATIONSHIP OR MEMBERSHIP ON BOARD.

              (a) In the event the employment or contractual relationship of the optionee or his membership on the Board of Directors shall terminate by retirement or for any reason other than because of death, physical disability or cause as hereinafter provided, the option may be exercised by the optionee at any time prior to the expiration date of the option or the expiration of three months after the date of such termination of employment, contractual relationship or membership, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

              (b) In the event of the termination of the optionee's employment or contractual relationship or membership on the Board of Directors because of disability, the option may be exercised by the optionee at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. For purposes of this Section 11, an optionee will be deemed to be disabled if the optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or medical impairment which can be expected to result in death or which has lasted or which can be expected to last for a continuous period of not less than 12 months.

              (c) In the event of the death of an optionee while a member of the Board of Directors or in the employ of or contractual relationship with the Company or a subsidiary, the option shall be exercisable on or prior to the expiration date of the option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination and only by the person or persons to whom such optionee's rights under


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the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

              (d) In the event of termination of employment of or contractual relationship with the optionee for cause, any option granted hereunder shall automatically terminate as of the first advice or discussion thereof, and such optionee shall thereupon have no right to purchase any shares pursuant to any such option. "Termination for cause" shall mean dismissal or termination for dishonesty, conviction or confession of a crime punishable by law (except minor violations), intoxication while at work, fraud, misconduct or disclosure of confidential information.

To the extent that the option of any deceased optionee or of any optionee whose employment, contractual relationship or membership on the Board is terminated shall not have been exercised within the limited period above provided, all further rights to purchase shares pursuant to such option shall cease and terminate at the expiration of such period.

         12. PURCHASE OF SHARES. Shares may be purchased or acquired pursuant to an option granted hereunder only upon receipt by the Company of notice in writing from the optionee of the optionee's intention, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and, unless in the opinion of counsel for the Company such a representation is not required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to, or in connection with, any distribution thereof. On or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company therefor the full purchase price of said shares in cash or in previously acquired stock of the Company. No shares shall be issued until full payment therefor has been made and an optionee shall have none of the rights of a shareholder until shares are issued to such optionee. Each optionee who has exercised an option shall, upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements.

         13.  CHANGES IN CAPITAL STRUCTURE.

              (a) Except as provided in subsection (b) below, in the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the


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Committee in the number and kind of shares for the purchase of which options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option and with a corresponding adjustment in the exercise price per share. Any such adjustment made by the Committee shall be conclusive.

              (b) In the event of dissolution or liquidation of the Company or a reorganization, merger or consolidation with one or more corporations, in lieu of providing for options as provided for above in this Section 13, the Committee of the Company may, in its sole discretion, provide a 30-day period immediately prior to such event during which optionees shall have the right to exercise options in whole or in part without any limitations on exercisability, after which such options shall terminate.

         14. AMENDMENT OF PLAN. The Committee may at any time and from time to time modify or amend this Plan in such respect as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason, provided, however, that except as provided in Section 13 hereof no change in an option already granted to an optionee shall be made without the written consent of such optionee, and provided, further, that unless approved within 12 months after adoption by the Committee, by a vote of shareholders owning not less than a majority of all shares entitled to vote and represented at an annual meeting or a special meeting called for the purpose of such approval, no amendment or change shall be effective in the Plan (a) increasing the maximum number of shares which may be issued under the Plan, (b) materially increasing the benefits accruing to participants under the Plan, (c) changing the class of employees eligible to participate in the Plan, or (d) materially modifying the eligibility requirements for participation in the Plan.

         15. APPROVALS. The obligation of the Company under this Plan shall be subject to the approval of such state or federal authorities or agencies, if any, as may have jurisdiction in the matter. Shares shall not be issued with respect to an option unless the exercise and the issuance and delivery of the shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, the respective rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdictional authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the


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Company of any liability for the nonissuance or sale of such shares. The Board may require any action or agreement by an optionee as may from time to time be necessary to comply with applicable federal and state securities laws. The Company shall not be obligated to register options or stock granted or purchased under the Plan.

         16. EMPLOYMENT AND CONTRACTUAL RIGHTS. Nothing in this Plan or any option granted pursuant thereto shall confer upon any optionee any right to be continued as a member of the Board of Directors or in the employment of or contractual relationship with the Company or any subsidiary of the Company, or to interfere in any way with the right of the Company, in its sole discretion, to terminate such optionee's employment or contractual relationship at any time.

         17. ISSUE AND TRANSFER TAXES. The Committee may agree to require either optionees or the Company to pay issuance or transfer taxes on shares issued pursuant to the exercise of an option under the Plan.

         18.  OPTION GRANTS TO NON-EMPLOYEE DIRECTORS.

              (a) Each director who is not an employee of the Company (a "Non-Employee Director") shall, upon becoming a director of the Company (or, with respect to Non-Employee Directors who do not otherwise hold options to acquire Common Stock, upon the adoption by the Board of Directors of this amendment to the Plan) be granted an option to purchase 10,000 shares of the Company's Common Stock (an "Initial Option") and thereafter, as long as he or she continues to serve as a director of the Company, shall automatically receive an annual option to purchase 10,000 shares of Common Stock (an "Annual Option"). The number of shares of Common Stock to be covered by options to be granted pursuant to this Section 18 shall be subject to adjustment pursuant to Section 13 hereof.

              (b) The Date of Grant for each Initial Option shall be the date of such Director's election or appointment to the Board of Directors of the Company (or, with respect to Non-Employee Directors who do not otherwise hold options to acquire Common Stock, upon the adoption by the Board of Directors of this amendment to the Plan), and the Date of Grant for each Annual Option shall be the first business day following the date of each annual shareholder meeting thereafter as long as such Non-Employee Director is then serving as a director of the Company.

              (c)  The exercise price of options granted pursuant to this
Section 18 shall be the fair market value of the Common Stock on the Date of Grant. For the purposes of this Section "fair market value" shall mean (i) if the Common Stock is listed on a National Securities Exchange, the average of the high and low prices of the Common Stock on such exchange or such other National Securities Exchange as shall be



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designated by the Committee; or (ii) if the Common Stock is traded in the over the counter securities market, the last sale price of the Common Stock as quoted by the Nasdaq National Market, or if the Common Stock is not quoted on the Nasdaq National Market, the closing bid price of the Common Stock as quoted by Nasdaq.

              (d) Each option granted to a Non-Employee Director pursuant to this Section 18 shall expire, unless otherwise terminated pursuant to Section 11, ten years from the Date of Grant.

              (e) Each option granted pursuant to this Section 18 shall be fully vested upon the Date of Grant.

              (f) The provisions of this Section 18 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act ("ERISA") or the rules thereunder.

              (g) The amendment to the Plan to add this Section 18 shall be effective immediately, subject to stockholder approval of the amendment at the next annual meeting of the stockholders of the Company. Any options granted pursuant to this Section 18 prior to stockholder approval shall be made subject to such approval.


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